South Sun River Bakken Prospect Reserve Estimate

Lewis and Clark County, Montana

Prepared for: Summit West Oil, LLC

By

David A. Lopez, Ph.D.

Consulting Geologist

AAPG Certified Petroleum Geologist #4210

Billings, MT

May 29, 2013

Qualifications—Dr. David A. Lopez

▪  Education:

o    University of Colorado, B. A., (Geology), 1973

o    University of New Mexico, M. S.,  (Geology), 1975

o   Colorado School of Mines, Ph. D., (Geology), 1981

▪  American Association of Petroleum Geologists (AAPG) Certified Petroleum Geologist #4210.

▪  I have 36 years of experience as a professional geologist; 29 years in oil and gas exploration and research.

▪  I am a member of the following professional organizations

o   American Association of Petroleum Geologists

o   Geological Society of America (Fellow)

o   Montana Geological Society

Respectfully Submitted, Dr. David A. Lopez

Executive Summary

            An estimate of Original Oil in Place (OOIP) was calculated for the South Sun River Prospect based on petrophysical data from logs of oil wells nearest the project area; the Shell-Krone #31-32, and ARCO-Steinbach #1.  These estimates are:  High Expected Reserves—16.7 MMBO/Section; Average Expected Reserves—13.1 MMBO/Section; and Low Expected Reserves—9.5 MMBO/Section.

Prospect

            The South Sun River Prospect is an exploration project in Lewis and Clark County, west of Great Falls, MT in the area of the leading edge of the Rocky Mountain Overthrust Belt.  The Bakken Formation in this area is the southern continuation of the “Canadian Bakken” farther north and continues into southwestern Montana where it is called the Sappington Formation.   Several wells drilled in the area have Bakken sections very similar to the Bakken in the Williston Basin  (Figure 1).

Figure 1. Bakken type log from the Williston Basin (from Hansen and Long, 1991).

The project is in the area of vitrinite reflectance between 0.65% and 1.3%, which places it in the mature oil-producing window (see figure 2).  High resistivity values in the range of several hundred ohms on well logs in the vicinity of the project confirm the maturity of the Bakken organic-rich shales.

SOUTH SUN RIVER BAKKEN LEASE AREA WITH KEY WELLS & THERMAL MATURITY BOUNDARIES

Ro = 0.5%
Ro =1.5%
THE SOUTH SUN RIVER BAKKEN PROSPECT
Ro = 0.7%
SUN EXPLORATION
JB LONG # 1-9
SHELL
KRONE 31-32
T17N R5W
ARCO
STEINBACH # 1
SUNCOR
FLESHER PASS # 14603
ROCKY MOUNTAIN
THRUST BELT
T21N
T20N
T19N
T18N
T16N
T15N
T14N
R8W
R7W
R6W
R5W
R4W
R3W

Figure 2. Vitrinite Reflectance Map of project area showing lease block and key wells (Map provided by KTH Oil & Gas).

Reserve Calculations

            Reserve estimates for the South Sun River Prospect area were calculated based on the log data from the two wells in closest proximity.  The Shell-Krone #31-32 is immediately adjacent to the project area on the north (Section 32, T18N, 5W).  The ARCO-Steinbach #1 is west of the project area (Section 22, T17N, R6W).  Geophysical logs from these two wells are included below.  Reserve estimates were calculated assuming that the middle member would be completed as the oil reservoir rock, and that there would be very low water saturation based on the high Rt values.  The estimates also assume that the reservoir quality in the Bakken will remain relatively constant across the prospect area.  The Steinbach well has the thinnest section and was used as the low expected reserve estimate; porosity from this well is from a Sonic log.  The Krone well has a thicker section and the best porosity and was used for the high expected reserve estimate.  A conservative porosity of 12% for the Krone well was taken from the Neutron log; the very good SP response in this well confirms the presence of well-developed porosity, possibly greater than 12%.  Reserve estimates are for total original oil in place (OOIP).  The data used and reserves calculated are presented in the table below.

Table 1.  Bakken Reserve Estimate Calculations

	Well	Porosity	Thickness	Acres	Acre/ft	OOIP (MMBO) per Section
High Expected Reserves	Shell-Krone #31-32	12%	28 ft	640	2150	16,680,495
Average Expected Reserves						13,107,765
Low Expected Reserves	Arco-Steinbach #1	12%	16 ft	640	1229	9,535,036
	OOIP = Acre ft X 7758.37 Barrels oil/acre ft

SHELL KRONE 31-32

Sec.32-T18N-R5W

BAKKEN @ 6,896'
UPPER MEMBER
SS
SAPPINGTON
LOWER MEMBER

BAKKEN SECTIONS IN E-LOGS

ARCO Steinbach # 1

Sec. 22-T17N-R6W

10000
10100
BAKKEN @ 10,124'
SAPPINGTON
LOWER MEMBER
10200
10300
10400

31

References Cited

Hansen, W. B., and Long, G. I. W., 1991, Bakken Production and Potential in the U.S.  and

Canada: Can the Fairway be Defined?:  Montana Geological Society 1991 Guidebook,  Geology and Horizontal Drilling of the Bakken Formation, p. 69-88.